Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS

ITASCA, IL, January 30, 2007 — Gallagher today reported its financial results for the quarter and full year ended December 31, 2006. A printer-friendly format is available at www.ajg.com.

Quarter Ended December 31						Diluted Net Earnings
	Revenues			Pretax Earnings (Loss)		(Loss) Per Share
Segment	4th Q 06	4th Q 05	Chg	4th Q 06	4th Q 05	4th Q 06	4th Q 05
	$ in millions			$ in millions
Brokerage	$288.1	$263.9	9%	$44.9	$39.7	$0.26	$0.21
Contingent Commission Matters	0.4	0.7		(8.6)	(37.9)	(0.05)	(0.23)
Medical and Pension Plan Changes	—	—		(4.6)	—	(0.03)	—
Claims Handling Obligations	—	—		—	(15.0)	—	(0.10)

Total Brokerage	288.5	264.6		31.7	(13.2)	0.18	(0.12)
Risk Management	99.3	95.1	4%	8.9	16.2	0.05	0.10
Medical and Pension Plan Changes	—	—		(2.9)	—	(0.01)	—

Total Risk Management	99.3	95.1		6.0	16.2	0.04	0.10
Financial Services	26.9	16.4		(22.1)	(4.1)	0.03	0.10

Total Company	$414.7	$376.1		$15.6	$(1.1)	$0.25	$0.08

Year Ended December 31						Diluted Net Earnings
	Revenues			Pretax Earnings (Loss)		(Loss) Per Share
Segment	Year 06	Year 05	Chg	Year 06	Year 05	Year 06	Year 05
	$ in millions			$ in millions
Brokerage	$1,068.2	$972.0	10%	$168.2	$128.1	$1.01	$0.68
Contingent Commission Matters	2.5	28.8		(6.5)	(44.8)	(0.04)	(0.28)
Pension and Medical Plan Changes	—	—		(4.6)	6.9	(0.03)	0.04
Claims Handling Obligations	—	—		—	(15.0)	—	(0.10)

Total Brokerage	1,070.7	1,000.8		157.1	75.2	0.94	0.34
Risk Management	401.3	370.6	8%	56.2	65.3	0.35	0.40
Pension and Medical Plan Changes	—	—		(2.9)	3.1	(0.02)	0.02

Total Risk Management	401.3	370.6		53.3	68.4	0.33	0.42
Financial Services	62.0	112.5		(57.5)	(15.4)	0.04	0.42
Litigation Matters	—	—		—	(131.0)	—	(0.88)
Discontinued Operations	—	—		—	—	—	0.02

Total Company	$1,534.0	$1,483.9		$152.9	$(2.8)	$1.31	$0.32

Percentages used hereinafter are computed excluding retail contingent commission revenues, expenses related to settling contingent commission matters, expense impacts related to medical and pension plan changes and expenses related to claims handling obligations. See notes to fourth quarter 2006 earnings release and non-GAAP financial measures on page 7.

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“I’m extremely pleased with the meaningful progress our Brokerage Services Segment made during 2006,” said J. Patrick Gallagher, Jr., Chairman, President and Chief Executive Officer. “For the year, revenues were up 10%, organic growth was 6% and pretax earnings for the segment were up 31%. We improved our pretax margin by 2.5%, our merger and acquisition activity has returned to historical levels and our brokerage teams are thriving in the new transparent world. This is an outstanding effort in light of the turmoil that has been facing the insurance brokerage industry for over two years.

“Our Risk Management Segment posted revenue growth of 8% during 2006, all of which was organic, but fell slightly short of our margin expectations. We announced last year that we were targeting a 2006 margin of 15% to 16%, but posted a respectable 14% margin for the year. Pretax margin decreased because we maintained our staffing levels in anticipation of higher reported claims - which did not occur. This lower than expected frequency seems to be a trend throughout the insurance industry. We are off to a good start in 2007 and believe we are well positioned to grow into our excess capacity in 2007.

“Our Financial Services Segment had a busy year as we increased the pace of disposing of our non-core investments and reducing related off-balance sheet commitments. We eliminated most of the debt on our balance sheet and only a few investments remain.

“2005 and 2006 were the most difficult years in Gallagher’s 79 year history. I am optimistic with so many distractions behind us, particularly the recent settlement of our portion of the class action litigation that is still facing the insurance industry. Despite these challenges, Gallagher is now nearly debt free, our current dividend yield of 4.3% is the best of all the public brokers, and most importantly, our teams have hung together and continue to deliver high quality professional services to our clients. Gallagher has a deep and undying culture that served us well in tough times and positions us well for the future.”

Brokerage Segment Fourth Quarter Highlights

•	Revenue growth of 9%, excluding contingent commissions, of which 4% is organic.

•	Effective January 1, 2005, Gallagher stopped accepting contingent commissions on retail business (except for retail contingent commissions associated with acquired entities for a period of up to three years after the acquisition date). The following is a summary of revenues recognized related to retail contingent commission contracts in 2005 and 2006 (in millions):

Contingent Commission Income	1st Q	2nd Q	3rd Q	4th Q
2005	$16.7	$9.4	$2.0	$0.7
2006	1.0	0.9	0.2	0.4

•	As previously announced, on December 29, 2006, Gallagher reached an agreement to resolve all claims in the Federal Multi-District class action litigation (MDL) pending in the New Jersey Federal District Court against commercial insurers and brokers relating to industry-wide contingent commission matters. Gallagher admitted no wrongdoing, but chose to conclude its involvement, rather than prolong what could have been a costly and burdensome lawsuit. Gallagher established a provision for this matter in 2005, and as a result, substantially all of the costs associated with the MDL settlement have been previously reserved. In fourth quarter 2006, Gallagher recorded a pretax charge of $9.0 million to increase its reserve for the costs to be incurred to administratively conclude the MDL settlement and to resolve other regulatory and civil litigation matters.

•	As previously announced, Gallagher changed its medical plan administrator during fourth quarter 2006 and recorded a one-time termination pretax charge of $4.6 million.

•	Fourth quarter 2006 compensation expense ratio was 0.6% higher than 2005. The ratio was impacted by increased employee benefit expenses of 0.8%, additional stock compensation expense of 0.3%, and the adverse impact of foreign currency of 0.4%, partially offset by productivity gains.

•	Fourth quarter 2006 operating expense ratio was 2.0% lower than 2005, mostly reflecting improvements in bad debts of 0.8% and the impact of productivity improvements and expense savings initiatives put in place in 2005. In addition, there was increased rent expense in fourth quarter 2006 related to $1.9 million of lease termination costs due to the previously announced lease rationalization initiative.

•	Fourth quarter 2006 pretax margin of 16%. The 0.5% margin improvement over 2005 resulted primarily from the operating expense factors discussed above. In addition, there was increased amortization expense in fourth quarter 2006 related to a $1.0 million intangible asset impairment.

•	Beginning January 1, 2006, Gallagher adopted a new accounting standard, which resulted in additional stock compensation expense of approximately $1.2 million in fourth quarter 2006 related to stock options granted prior to 2003. Gallagher had previously been expensing only those stock options granted subsequent to 2002.

•	Fourth quarter effective tax rate was 42% in 2006 and 13% in 2005. The effective tax rate in 2005 was impacted by the income tax effects associated with the retail contingent commission matter and claims handling obligation charges incurred in 2005. See effective tax rate discussion below.

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Risk Management Segment Fourth Quarter Highlights

•	Revenue growth of 4%, all of which is organic. International revenues were up 40%, reflecting the previously announced large new Australian client.

•	As previously announced, Gallagher changed its medical plan administrator during fourth quarter 2006 and recorded a one-time termination pretax charge of $2.9 million.

•	Fourth quarter 2006 compensation expense ratio was 5.0% higher than 2005. The ratio was impacted by increased staffing levels, additional stock compensation expense of 0.6% and increased employee benefit expenses of 1.8%.

•	Fourth quarter 2006 operating expense ratio was 2.4% higher than 2005 due to increased real estate lease costs of 0.8%, business insurance costs of 0.4% and outside fees of 1.1%.

•	Fourth quarter 2006 pretax margin of 9%. The 8.1% margin decrease from 2005 resulted primarily from the compensation and operating expense factors discussed above.

•	Beginning January 1, 2006, Gallagher adopted a new accounting standard, which resulted in additional stock compensation expense of approximately $0.2 million in fourth quarter 2006 related to stock options granted prior to 2003. Gallagher had previously been expensing only those stock options granted subsequent to 2002.

•	Fourth quarter effective tax rate was 42% in 2006 and 41% in 2005. See effective tax rate discussion below.

Financial Services Segment Fourth Quarter Highlights

During fourth quarter 2006, significant progress was made in reducing Financial Services’ assets and related financial commitments as follows:

•	On December 1, 2006, Gallagher was released from its remaining $12.6 million letter of credit related to a Florida real estate development, which was sold in 2005.

•	On December 7, 2006, the real estate partnership that Gallagher has a 60% ownership interest in, sold Gallagher’s home office building. As a result of the sale, Gallagher received cash proceeds of $7.9 million extinguished related debt of $75.2 million and recognized a $4.2 million pretax loss.

•	On December 22, 2006, Gallagher received cash of $13.2 million in full repayment of certain debentures and accrued interest from Asset Alliance Corporation.

•	On December 22, 2006, Gallagher agreed to sell its 90% interest in an airplane leasing company and recognized a $2.7 million pretax loss. On January 25, 2007, the transaction closed and Gallagher received cash of $0.7 million and extinguished related debt of $27.9 million.

•	On December 28, 2006, Gallagher sold its 27% ownership interest in a low income housing developer, received cash of $4.0 million and recognized a $3.0 million pretax loss.

•	On December 31, 2006, Gallagher recognized a $2.4 million loss on the write-down of Biomass partnerships.

•	During fourth quarter 2006, Gallagher resolved a number of income tax matters related to prior years and revised estimates of its tax reserves. As a result, the Financial Services Segment recognized a $2.7 million net tax benefit in fourth quarter.

Financial Services Segment - IRC Section 29-related Syn/Coal Investments

•	For the full year 2006, Gallagher operated its three unconsolidated IRC Section 29-related Syn/Coal facilities that generate installment sale gains, but relatively few tax credits for Gallagher. Beginning June 12, 2006, Gallagher operated its two consolidated IRC Section 29-related Syn/Coal facilities that have historically generated pretax losses yet produce substantially all of Gallagher’s IRC Section 29-related tax credits. Installment sale gains and IRC Section 29-related tax credits are subject to phase-out if oil prices reach certain levels (see table below).

•	As of this date, Gallagher continues to operate all five of its coal facilities and intends to operate those plants throughout 2007 provided oil prices remain at levels where these facilities can generate positive returns (see table below for forecasted phase-out prices). If there is no phase-out in 2007, Gallagher estimates that its Financial Services Segment will report earnings per diluted share of $0.30 to $0.40 for full year 2007. If there is a complete phase-out in 2007, Gallagher estimates that its Financial Services Segment will report earnings (loss) per diluted share of ($0.10) to $0.00 for full year 2007.

•	To partially mitigate the financial risk of a phase-out, which reduces the value of the tax credits earned and reduces the installment sale gains from Gallagher’s IRC Section 29-Syn/Coal investments, Gallagher has entered into an arrangement with an unaffiliated third party which constitutes a call spread on oil futures to create a financial hedge that is designed to generate gains to Gallagher in the event of certain levels of increased oil prices. This hedge is not intended to be a “perfect hedge” for accounting purposes, but is intended to mitigate a substantial portion of the negative impact to Gallagher of increased oil prices. The hedging gains are designed to offset a portion of the expenses associated with operating Gallagher’s IRC Section 29-Syn/Coal facilities in the event of a phase-out of Section 29 tax credits, which phase-outs are based on oil prices averaging certain levels

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Financial Services Segment - IRC Section 29-related Syn/Coal Investments (continued)

for calendar year 2007. Gallagher made an up-front payment of $2.7 million on January 17, 2007 to enter into this financial hedge, which will be marked to market value each quarter as part of the Financial Services Segment operating results, through December 31, 2007, the date the contract expires or the date the contract is sold.

•	The following table provides information about NYMEX oil prices and the phase-out. Information related to 2006 and 2007 are estimates and actual information will not be known until the IRS publishes actual information in April 2007 and 2008, respectively.

	Calendar Year
Phase-out information:	2005 Actual	2006 Estimated	2007 Forecasted
Beginning phase-out NYMEX price	$59.53	$60.60	$62.00
Complete phase-out NYMEX price	$74.75	$76.10	$78.00
Calendar year average NYMEX price	$56.49	$66.12	$54.23	(1)
Resulting full year phase-out percentage	0%	36%	TBD

(1) Through January 25, 2007.

•	The information provided above is highly dependent on future events and actual results may differ materially. Significant uncertainty with respect to future events includes, among others, the availability of coal stocks and corresponding coal prices, weather, plant operating capacities, the actual levels of Syn/Coal facility production and whether Gallagher elects in the future to pursue additional operational and/or financial hedging strategies. Gallagher cannot at this time predict whether or to what extent it will ultimately be able to benefit from its IRC Section 29-related Syn/Coal facilities nor can Gallagher definitively estimate the revenues, income and/or tax credits that these facilities will provide. In addition, the information presented above may differ materially due to the potential variability in the operating results of the Financial Services Segment’s other investments.

Effective Tax Rate

•	Gallagher’s projected annual effective tax rate for 2006 was 16.1%, which decreased from a projected rate of 24.0% used in third quarter 2006. This decrease results from a smaller than expected phase-out of IRC Section 29-related tax credits than was previously estimated as of September 30, 2006 and the benefit recognized as a result of resolving a number of income tax matters related to prior years and revised estimates of its tax reserves.

•	In second quarter 2006, Gallagher changed its segment allocation method for income taxes. Previously, Gallagher had applied its overall effective tax rate for the consolidated group to each reporting segment. Beginning in second quarter 2006, Gallagher is allocating the provision for income taxes to the Brokerage and Risk Management segments as if those segments were preparing income tax provisions on a separate company basis. As a result, the provision for income taxes for the Financial Services Segment now reflects the entire benefit to Gallagher of the IRC Section 29-related credits because that is the segment which produces the credits. Historical results have been reclassified to conform to the current presentation. Gallagher anticipates reporting an effective tax rate of approximately 40% to 42% in both its Brokerage Segment and its Risk Management Segment for the foreseeable future, regardless of historical or future oil prices.

The company will host a webcast conference call on Wednesday, January 31, 2007 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in seven countries and does business in 120 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation and crude oil prices. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of our Annual Report on Form 10-K, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2006	4th Q Ended Dec 31, 2005	Year Ended Dec 31, 2006	Year Ended Dec 31, 2005
BROKERAGE SEGMENT

Commissions	$223.1	$203.0	$849.5	$784.3
Retail contingent commissions	0.4	0.7	2.5	28.8
Fees	57.0	55.8	188.5	169.8
Investment income and other	8.0	5.1	30.2	17.9

Revenues	288.5	264.6	1,070.7	1,000.8

Compensation	168.1	152.5	640.4	590.9
Medical and pension plan changes	4.6	—	4.6	(6.9)
Operating	64.1	64.1	220.3	219.1
Depreciation	3.4	2.7	15.0	13.6
Amortization	7.6	4.9	24.1	20.3
Retail contingent commission related matters	9.0	38.6	9.0	73.6
Claims handling obligations	—	15.0	—	15.0

Expenses	256.8	277.8	913.4	925.6

Earnings from continuing operations before income taxes	31.7	(13.2)	157.3	75.2
Provision for income taxes	13.4	(1.7)	64.5	42.3

Earnings from continuing operations	$18.3	$(11.5)	$92.8	$32.9

Diluted earnings from continuing operations per share	$0.18	$(0.12)	$0.94	$0.34
Growth - revenues excluding retail contingent commissions	9%	7%	10%	10%
Organic growth in commissions and fees (1)	4%	4%	6%	2%
Compensation expense ratio (2)	58%	58%	60%	61%
Operating expense ratio (3)	22%	24%	21%	23%
Pretax profit margin excluding retail contingent commission and claims handling matters, and medical and pension plan changes (4)	16%	15%	16%	13%
Effective tax rate	42%	13%	41%	56%

RISK MANAGEMENT SEGMENT

Fees	$98.2	$94.2	$397.3	$367.7
Investment income	1.1	0.9	4.0	2.9

Revenues	99.3	95.1	401.3	370.6

Compensation	60.4	53.1	233.0	209.0
Medical and pension plan changes	2.9	—	2.9	(3.1)
Operating	27.3	23.9	102.1	88.2
Depreciation	2.6	1.8	9.5	7.7
Amortization	0.1	0.1	0.5	0.4

Expenses	93.3	78.9	348.0	302.2

Earnings from continuing operations before income taxes	6.0	16.2	53.3	68.4
Provision for income taxes	2.5	6.6	21.3	28.1

Earnings from continuing operations	$3.5	$9.6	$32.0	$40.3

Diluted earnings from continuing operations per share	$0.04	$0.10	$0.33	$0.42
Growth - revenues	4%	6%	8%	7%
Organic growth in fees (1)	4%	5%	8%	7%
Compensation expense ratio	61%	56%	58%	56%
Operating expense ratio	27%	25%	25%	24%
Pretax profit margin excluding medical and pension plan changes (4)	9%	17%	14%	18%
Effective tax rate	42%	41%	40%	41%

FINANCIAL SERVICES SEGMENT

Investment income:
Asset Alliance Corporation	$0.4	$(3.7)	$(0.9)	$(2.7)
Low income housing developments	(0.3)	0.2	(1.7)	0.2
IRC Section 29 Syn/Coal facilities:
Three unconsolidated facilities	12.0	13.5	32.2	55.5
Two consolidated facilities	24.0	4.1	49.3	42.8
Other alternative energy investments	0.5	(0.5)	(1.3)	0.8
Home office land and building	1.8	1.2	4.9	6.5
Airplane leasing company	0.9	1.1	3.5	4.1
Real estate, venture capital and other investments	0.1	1.1	1.1	1.7

	39.4	17.0	87.1	108.9
Investment gains (losses)	(12.5)	(0.6)	(25.1)	3.6

Revenues	26.9	16.4	62.0	112.5

Investment expenses:
IRC Section 29 Syn/Coal facilities:
Three unconsolidated facilities	5.1	3.1	18.4	15.8
Two consolidated facilities	34.7	6.5	74.1	73.4
Compensation, professional fees and other	5.0	5.2	11.2	15.7

	44.8	14.8	103.7	104.9
Interest	2.2	3.1	8.5	11.6
Depreciation	2.0	2.6	7.3	11.4
Litigation related matters	—	—	—	131.0

Expenses	49.0	20.5	119.5	258.9

Earnings (loss) from continuing operations before income taxes	(22.1)	(4.1)	(57.5)	(146.4)
Benefit for income taxes	(24.9)	(13.6)	(61.2)	(101.7)

Earnings (loss) from continuing operations	$2.8	$9.5	$3.7	$(44.7)

Diluted earnings (loss) from continuing operations per share	$0.03	$0.10	$0.04	$(0.46)

See notes to fourth quarter 2006 earnings release and non-GAAP financial measures on page 7.

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Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2006	4th Q Ended Dec 31, 2005	Year Ended Dec 31, 2006	Year Ended Dec 31, 2005
TOTAL COMPANY
Commissions	$223.1	$203.0	$849.5	$784.3
Retail contingent commissions	0.4	0.7	2.5	28.8
Fees	155.2	150.0	585.8	537.5
Investment income - Brokerage and Risk Management	9.1	6.0	34.2	20.8
Investment income - Financial Services	39.4	17.0	87.1	108.9
Investment gains (losses)	(12.5)	(0.6)	(25.1)	3.6

Revenues	414.7	376.1	1,534.0	1,483.9

Compensation	228.5	205.6	873.4	799.9
Medical and pension plan changes	7.5	—	7.5	(10.0)
Operating	91.4	88.0	322.4	307.3
Investment expenses	44.8	14.8	103.7	104.9
Interest	2.2	3.1	8.5	11.6
Depreciation	8.0	7.1	31.8	32.7
Amortization	7.7	5.0	24.6	20.7
Litigation related matters	—	—	—	131.0
Retail contingent commission related matters	9.0	38.6	9.0	73.6
Claims handling obligations	—	15.0	—	15.0

Expenses	399.1	377.2	1,380.9	1,486.7

Earnings (loss) from continuing operations before income taxes	15.6	(1.1)	153.1	(2.8)
Provision (benefit) for income taxes	(9.0)	(8.6)	24.6	(31.4)

Earnings from continuing operations	24.6	7.5	128.5	28.6

Earnings on discontinued operations, net of income taxes	—	—	—	2.2

Net earnings	$24.6	$7.5	$128.5	$30.8

Diluted earnings from continuing operations per share	$0.25	$0.08	$1.31	$0.30
Diluted earnings on discontinued operations per share	—	—	—	0.02

Diluted net earnings per share	$0.25	$0.08	$1.31	$0.32

Dividends declared per share	$0.30	$0.28	$1.20	$1.12

Other Information
Basic weighted average shares outstanding (000s)	98,091	95,382	97,123	94,141
Diluted weighted average shares outstanding (000s)	99,382	97,260	98,401	96,051
Common shares repurchased (000s)	706	6	1,165	76
Annualized return on beginning tangible net worth (5)			37%	8%
Number of acquisitions closed	3	2	11	10
Workforce at end of period (includes acquisitions)			8,757	8,135

Earnings From Continuing Operations Before Litigation and Contingent Commission Related Matters, Investment (Gains) Losses, Medical and Pension Plan Changes, Depreciation, Amortization and Stock Compensation Expense (6)

Earnings from continuing operations	$24.6	$7.5	$128.5	$28.6
Litigation and contingent commission related matters	9.0	38.6	9.0	204.6
Claims handling obligations	—	15.0	—	15.0
Investment (gains) losses	12.5	0.6	25.1	(3.6)
Medical and pension plan changes	7.5	—	7.5	(10.0)
Depreciation	8.0	7.1	31.8	32.7
Amortization	7.7	5.0	24.6	20.7
Amortization of deferred comp and restricted stock	1.5	1.6	8.6	7.2
Stock compensation expense	3.8	2.4	16.0	8.9
Tax effect	(20.0)	(28.1)	(49.0)	(110.2)

Earnings from continuing operations before, litigation and contingent commission related matters, investment (gains) losses, medical and pension plan changes, depreciation, amortization and stock compensation expense	$54.6	$49.7	$202.1	$193.9

On a diluted per share basis	$0.55	$0.51	$2.05	$2.02

See notes to fourth quarter 2006 earnings release and non-GAAP financial measures on page 7.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2006	Dec 31, 2005
Cash and cash equivalents	$208.0	$317.8
Restricted cash	588.9	518.3
Unconsolidated investments - current	49.2	43.2
Premiums and fees receivable	1,422.3	1,396.8
Other current assets	107.8	125.7

Total current assets	2,376.2	2,401.8
Unconsolidated investments - noncurrent	32.5	68.2
Fixed assets related to consolidated investments - net	32.5	126.0
Other fixed assets - net	70.6	59.1
Deferred income taxes	286.8	236.1
Other noncurrent assets	91.8	80.1
Goodwill - net	316.6	245.7
Amortizable intangible assets - net	213.1	172.5

Total assets	$3,420.1	$3,389.5

Premiums payable to insurance and reinsurance companies	$1,958.8	$1,917.4
Accrued compensation and other accrued liabilities	316.4	378.3
Unearned fees	39.7	35.7
Income taxes payable	51.0	24.6
Other current liabilities	26.5	25.0
Corporate related borrowings	—	—
Investment related borrowings - current	8.9	5.3

Total current liabilities	2,401.3	2,386.3
Investment related borrowings - noncurrent	25.9	107.6
Other noncurrent liabilities	128.8	126.5

Total liabilities	2,556.0	2,620.4

Stockholders’ equity:
Common stock - issued and outstanding	98.4	95.7
Capital in excess of par value	285.7	216.3
Retained earnings	475.0	463.7
Accumulated other comprehensive earnings (loss)	5.0	(6.6)

Total stockholders’ equity	864.1	769.1

Total liabilities and stockholders’ equity	$3,420.1	$3,389.5

Other Information
Tangible net worth (7)	$334.4	$350.9
Book value per share	$8.78	$8.04
Tangible book value per share (8)	$3.40	$3.67

Notes to Fourth Quarter 2006 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.

(2)	Represents compensation expense, which excludes the impact of medical and pension plan changes, divided by total revenues, excluding retail contingent commissions.

(3)	Represents operating expenses, which excludes the impact of retail contingent commission related matters and claims handling obligations, divided by total revenues, excluding retail contingent commissions.

(4)	Represents pretax earnings (loss) from continuing operations before the impact of pretax retail contingent commission related matters medical and pension plan changes and claims handling obligations, divided by total revenues, excluding retail contingent commissions.

(5)	Represents year-to-date net earnings divided by total stockholders’ equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.

(6)	Represents earnings from continuing operations before the after-tax effect of the impact of litigation and contingent commission related matters, claims handling obligations, investment gains (losses), medical and pension plan changes, depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

(7)	Represents total stockholders’ equity less net balance of goodwill and amortizable intangible assets.

(8)	Represents tangible net worth divided by the common shares outstanding at the end of the period.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

					December 31, 2006
					LOCs & Financial Guarantees
	December 31, 2006		December 31, 2005				Funding Commitments
	Current	Noncurrent	Current	Noncurrent
Unconsolidated Investments:
Direct and indirect investments in Asset
Alliance Corporation (AAC):
Common stock	$—	$13.7	$—	$15.5	$—		$—
Preferred stock	13.4	—	0.1	13.3	—		—
Debentures	—	—	13.2	—	—		—
Indirectly held	—	1.1	—	1.4	—		—

Total AAC	13.4	14.8	13.3	30.2	—		—

Low income housing (LIH) investments:
Bridge loans	1.8	—	5.4	—	—		—
Partnership interests	—	0.8	—	1.1	—		—
LIH Developer	—	—	—	8.9	—		—

Total LIH developments	1.8	0.8	5.4	10.0	—		—

Alternative energy investments:
IRC Section 29 Syn/Coal production net receivables	25.7	—	14.9	—	—		—
IRC Section 29 Syn/Coal unamortized assets	6.6	—	6.5	6.7	—		—
Equity interest in biomass projects and pipeline	0.1	9.5	0.1	13.9	—		—
Clean energy related ventures	—	0.6	—	0.7	—		0.8

Total alternative energy investments	32.4	10.1	21.5	21.3	—		0.8

Real estate, venture capital and other investments	1.6	6.8	3.0	6.7	5.4	*	1.0

Total unconsolidated investments	$49.2	$32.5	$43.2	$68.2	$5.4		$1.8

*	Consists of a $4.4 million letter of credit (LOC) related to the reclamation of a former IRC Section 29-related Syn/Coal site and a $1.0 million letter of credit to support the escrow requirements related to the sale of Gallagher’s home office real estate.

Consolidated Investment Summary

(Unaudited - in millions)

			December 31, 2006
	December 31, 2006	December 31, 2005	LOCs & Financial Guarantees	Funding Commitments
Home office land and building:
Fixed assets	$—	$101.9	$—	$—
Accumulated depreciation	—	(18.3)	—	—
Non-recourse borrowings - current	—	(0.9)	—	—
Non-recourse borrowings - noncurrent	—	(72.2)	—	—
Recourse borrowings - noncurrent	—	(3.0)	—	—
Net other consolidated assets and liabilities	—	4.0	—	—

Net investment	—	11.5	—	—

Airplane leasing company:
Fixed assets	49.1	51.8	—	—
Accumulated depreciation	(21.3)	(17.7)	—	—
Non-recourse borrowings - current	(2.1)	(1.9)	—	—
Non-recourse borrowings - noncurrent	(25.9)	(28.0)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	0.2	(0.4)	—	—

Net investment	—	3.8	—	—

IRC Section 29 Syn/Coal partnerships:
Fixed assets	15.7	15.6	—	—
Accumulated depreciation	(11.0)	(7.3)	—	—
Non-recourse borrowings - current	(6.8)	(2.5)	—	—
Non-recourse borrowings - noncurrent	—	(4.4)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	2.1	(1.3)	—	—

Net investment	—	0.1	—	—

Total consolidated investments:
Fixed assets	64.8	169.3	—	—
Accumulated depreciation	(32.3)	(43.3)	—	—
Non-recourse borrowings - current	(8.9)	(5.3)	—	—
Non-recourse borrowings - noncurrent	(25.9)	(104.6)	—	—
Recourse borrowings - noncurrent	—	(3.0)	—	—
Net other consolidated assets and liabilities	2.3	2.3	—	—

Net investment	$—	$15.4	$—	$—

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